Exhibit 99.2

SERINA THERAPEUTICS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Serina Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Serina Therapeutics, Inc. (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has losses from operations, negative operating cash flows, accumulated deficit, and additional capital needs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021.

Tampa, Florida

March 21, 2024

1

SERINA THERAPEUTICS, INC.

BALANCE SHEETS

DECEMBER 31, 2023 AND 2022

	December 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$7,618,405	$532,229
Prepaid expenses	-	16,346
Total Current Assets	7,618,405	548,575

Property and equipment, net	573,321	91,569
Right of use assets - operating leases	666,088	84,752
Right of use assets - finance leases	109,798	133,146
Total Assets	$8,967,612	$858,042

LIABILITIES, REDEEMABLE CONVERTIBLE PREFFERED STOCK, AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$579,534	$143,337
Credit card payable	11,935	5,520
Accrued interest	558,082	-
Payroll liabilities	13,138	6,925
Contract liabilities	-	153,500
Current portion of operating lease liabilities	213,526	80,696
Current portion of finance lease liabilities	36,344	47,708
Total Current Liabilities	1,412,559	437,686

Warrant liability	-	1,076,766
Convertible promissory notes, at fair value	2,983,400	1,617,000
Operating lease liabilities, net of current portion	460,636	26,283
Finance lease liabilities, net of current portion	624	36,968
Total Liabilities	4,857,219	3,194,703

Redeemable Convertible Preferred Stock
Redeemable convertible preferred stock, $0.01 par value; 10,000,000 authorized; 3,520,128 and 3,402,225 issued and outstanding at December 31, 2023 and 2022, respectively	36,404,084	35,441,500

Stockholders’ Deficit
Common stock, $0.01 par value, 15,000,000 shares authorized; 2,467,434 and 2,218,500 shares issued and outstanding at December 31, 2023 and 2022, respectively	24,674	22,185
Additional paid-in capital	858,263	646,136
Accumulated deficit	(33,176,628)	(38,446,482)
Total Stockholders’ Deficit	(32,293,691)	(37,778,161)
Total Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit	$8,967,612	$858,042

The accompanying notes are an integral part of these financial statements.

2

SERINA THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED

	December 31, 2023	December 31, 2022
Revenue
Contract revenue	$3,000,000	$500,000
Grant revenue	153,500	91,500
Total Revenue	3,153,500	591,500
Operating Expenses
Research and development expenses	2,387,270	1,573,085
General and administrative expenses	3,893,881	1,288,783
Total Operating Expenses	6,281,151	2,861,868
Operating Loss	(3,127,651)	(2,270,368)
Other Income (Expense)
Loss on equity securities, net	-	(7,585)
Interest expense	(558,082)	(15,878)
Interest and dividend income	283,160	1,757
Fair value inception adjustment on convertible promissory notes	2,240,000	(179,000)
Change in fair value of convertible promissory notes	5,355,661	(88,000)
Change in fair value of warrant liability	1,076,766	(124,118)
Other income	-	1,084
Total Other Income (Expense)	8,397,505	(411,740)

Net Income (Loss)	$5,269,854	$(2,682,108)

Net Earnings (Loss) Per Common Share
Basic	$2.30	$(1.25)
Diluted	$1.46	$(1.25)

Weighted-Average Shares Used in Computation of Net Earnings (Loss) Per Common Share
Basic	2,288,377	2,145,002
Diluted	4,005,072	2,145,002

The accompanying notes are an integral part of these financial statements.

3

SERINA THERAPEUTICS, INC.

STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Redeemable Convertible Preferred Stock
	Shares	Preferred Stock - Series A Amount	Shares	Preferred Stock - Series A-1 Amount	Shares	Preferred Stock - Series A-2 Amount	Shares	Preferred Stock - Series A-3 Amount

As of December 31, 2021	400,000	$2,000,000	300,000	$1,998,000	1,117,013	$11,085,291	499,200	$6,240,000

As of December 31, 2022	400,000	2,000,000	300,000	1,998,000	1,117,013	11,085,291	499,200	6,240,000

Conversion of convertible notes	-	-	-	-	-	-	-	-

As of December 31, 2023	400,000	$2,000,000	300,000	$1,998,000	1,117,013	$11,085,291	499,200	$6,240,000

	Redeemable Convertible Preferred Stock
	Shares	Preferred Stock - Series A-4 Amount	Shares	Preferred Stock - Series A-5 Amount	Total Shares	Total Amount

As of December 31, 2021	718,997	$9,346,961	367,015	$4,771,248	3,402,225	$35,441,500

As of December 31, 2022	718,997	9,346,961	367,015	4,771,248	3,402,225	35,441,500

Conversion of convertible notes	-	-	117,903	962,584	117,903	962,584

As of December 31, 2023	718,997	$9,346,961	484,918	$5,733,832	3,520,128	$36,404,084

The accompanying notes are an integral part of these financial statements.

4

SERINA THERAPEUTICS, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Common Stock Shares	Common Stock Amount	Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit

As of December 31, 2021	2,144,800	$21,448	$635,341	$(35,764,374)	$(35,107,585)

Exercise of stock options	73,700	737	3,685	-	4,422
Stock based compensation	-	-	7,110	-	7,110
Net loss	-	-	-	(2,682,108)	(2,682,108)

As of December 31, 2022	2,218,500	22,185	646,136	(38,446,482)	(37,778,161)

Exercise of stock options	248,934	2,489	12,447	-	14,936
Conversion of convertible notes	-	-	175,355	-	175,355
Stock based compensation	-	-	24,325	-	24,325
Net income	-	-	-	5,269,854	5,269,854

As of December 31, 2023	2,467,434	$24,674	$858,263	$(33,176,628)	$(32,293,691)

The accompanying notes are an integral part of these financial statements.

5

SERINA THERAPEUTICS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	December 31, 2023	December 31, 2022
Cash Flows from Operating Activities
Net income (loss)	$5,269,854	$(2,682,108)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	88,747	61,272
Loss on disposal of property and equipment	839	3,083
Stock based compensation	24,325	7,110
Loss on equity securities, net	-	7,585
Reinvested interest and dividend income	-	(1,757)
Change in fair value of warrant liability	(1,076,766)	124,118
Non-cash lease expense	173,624	150,012
Fair value inception adjustment on convertible promissory notes	(2,240,000)	179,000
Change in fair value of convertible promissory notes	(5,355,661)	88,000
Changes in operating assets and liabilities:
Accounts receivable	-	1,109
Prepaid expenses	16,346	1,507
Accounts payable	392,222	(2,131)
Credit card payable	6,415	1,213
Accrued interest	558,082	-
Payroll liabilities	6,213	(2,973)
Operating lease liabilities	(187,777)	(164,164)
Contract liabilities	(153,500)	153,500
Net Cash Used in Operating Activities	(2,477,037)	(2,075,624)

Cash Flows from Investing Activities
Proceeds from the sale of investments	-	990,619
Purchases of property and equipment	(504,015)	(9,682)
Net Cash (Used in) Provided by Investing Activities	(504,015)	980,937

Cash Flows from Financing Activities
Proceeds from the issuance of convertible promissory notes	10,100,000	5,000,000
Repayment of convertible promissory note	-	(3,650,000)
Proceeds from common stock issued	-	4,422
Proceeds from exercise of stock options	14,936	-
Principal repayments on finance lease liabilities	(47,708)	(42,352)
Net Cash Provided by Financing Activities	10,067,228	1,312,070

Net Increase in Cash and Cash Equivalents	7,086,176	217,383
Cash and Cash Equivalents, Beginning of Year	532,229	314,846
Cash and Cash Equivalents, End of Year	$7,618,405	$532,229

Supplemental Schedule of Noncash Investing and Financing Activities
Cash paid for interest	$-	$15,878
Fixed asset purchases in accounts payable as of December 31	$43,975	$-
Acquisition of right of use assets in exchange for operating lease liabilities	$754,960	$-
Conversion of convertible promissory notes and warrants issued	$1,137,939	$-

The accompanying notes are an integral part of these financial statements.

6

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 1 - Summary of Significant Accounting Policies

Nature of Business

Serina Therapeutics, Inc. (the “Company” or “Serina”) is a privately-held clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and pain. Serina’s POZ drug delivery technology is designed to enable certain existing drugs and novel drug candidates to be modified in a way that may provide an increase in efficacy and safety of the resulting polymeric drug conjugate. Serina’s proprietary POZ technology is based on a synthetic, water soluble, low viscosity polymer called poly(2-oxazoline). Serina’s POZ technology is engineered to provide greater control in drug loading and more precision in the rate of release of attached drugs delivered via subcutaneous injection. Serina is headquartered in Huntsville, Alabama.

Basis of Accounting

The accompanying financial statements reflect the operations of the Company and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Plan of Merger

As described in Note 17, on August 29, 2023, the Company entered into the Agreement and Plan of Merger and Reorganization with AgeX Therapeutics, Inc. and Canaria Transaction Corporation (the “Plan of Merger”). Pursuant to the Plan of Merger, AgeX Therapeutics, Inc. will merge with and into the Company, Canaria Transaction Corporation will cease to exists, and the Company will become a direct, wholly owned subsidiary of AgeX Therapeutics, Inc. (“AgeX”). Subject to the Plan of Merger, at the effective time of the Merger, AgeX will issue shares of its common stock to the Company’s former shareholders, representing approximately 75% of fully diluted ownership of the combined company. Accordingly, the Plan of Merger is anticipated to be accounted for as a reverse acquisition, with the Company treated as the acquirer for financial accounting purposes.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Liquidity

The Company recognized net income of approximately $5,300,000 for the year ended December 31, 2023. The Company used approximately $2,400,000 in net cash from operating activities for the year ended December 31, 2023 and has historically incurred losses from operations and expects to continue to generate negative cash flows as the Company implements its business plan.

The Company had cash on hand of approximately $6,900,000 as of February 29, 2024. As discussed in Note 15, during the year ended December 31, 2023, the Company raised $10,100,000 of additional capital. Additionally, the Company received an upfront payment of $3,000,000 from a licensing agreement in November 2023 as described in Note 2. Management believes that the cash on hand, along with the approximately $15 million of cash proceeds expected to be received from Juvenescence through the exercise of all the post-merger warrants it holds pursuant to the terms of the Side Letter if the Merger is consummated, will fund operations through calendar year 2025 based on the current plan. Management has based this estimate on assumptions that may prove to be wrong, and available capital resources could be exhausted sooner than expected. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

7

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, technical risks associated with the successful research, development and manufacturing of therapeutic candidates, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and the ability to secure additional capital to fund operations. Therapeutic candidates currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts will require significant amounts of additional capital, adequate personnel, and infrastructure. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will realize revenue from product sales. The Company largely relies on raising capital from equity investors for funding its operations. Some funding is obtained through licensing agreements or other arrangements with commercial entities.

As a result of recurring losses from operations and recurring negative cash flows from operations, there is substantial doubt regarding the Company’s ability to maintain liquidity sufficient to operate its business effectively. If sufficient capital is not available, the Company would be required to delay, limit, reduce, or terminate its product development or future commercialization efforts or grant rights to develop and market therapeutic candidates to other entities. There can be no assurance that the Company will be able to raise additional funds or that the terms and conditions of any future financings will be workable or acceptable to the Company or its shareholders. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash and Cash Equivalents

Cash and cash equivalents includes funds held in readily available checking and money market type accounts.

Contract Liabilities

Contract liabilities include billings in excess of revenue recognized. Contract liabilities are classified as current based on the Company’s contract operating cycle and reported on a contract-by-contract basis, net of revenue recognized, at the end of each reporting period.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed as incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in the statements of operations. Depreciation of property and equipment is provided utilizing the straight-line method over the range of lives used of the respective assets, which is 3 - 10 years.

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if its carrying amount exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. No impairment loss was recognized during the years ended December 31, 2023 and 2022, respectively.

Revenue Recognition

The Company recognizes revenue under a grant contract with a commercial entity under federal funding in accordance with ASC 606, Revenue from Contracts with Customers. Under the commercial grant, the Company received substantially all funding upon award of the grant, and recognizes revenue as eligible expenses under the grant are incurred. The Company has concluded that it is a principal in the grant contract and, accordingly, recognizes revenue in the gross amount of consideration to which it is entitled from the agency in exchange for the services provided.

The Company also recognizes revenue under licensing agreements with commercial entities in accordance with ASC 606, Revenue from Contracts with Customers. Under revenue sharing licensing agreements, the Company receives reimbursement for eligible costs as well as payments upon the achievement of certain milestones as defined by the contract. These licensing agreements provide for the Company to receive a certain percentage of revenue from sales of their product.

The Company accounts for a contract after it has been approved by all parties to the arrangement, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collection is probable.

Each contract is assessed at inception to determine whether it should be combined with other contracts. When making this determination, factors such as whether two or more contracts were negotiated or executed at or near the same time or were negotiated with an overall profit objective. If combined, the Company treats the combined contracts as a single contract for revenue recognition purposes.

8

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The Company evaluates the services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The services in the contracts are typically not distinct from one another due to the requirements to perform under the contract. Accordingly, the contracts are typically accounted for as one performance obligation.

The Company determines the transaction price for each contract based on the consideration expected to be received for the services being provided under the contract. For contracts where a portion of the price may vary, the Company estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur. The Company analyzes the risk of a significant reversal and if necessary, constrains the amount of variable consideration recognized in order to mitigate the risk. At inception of a contract, the transaction price is estimated based on current rights and do not contemplate future modifications (including unexercised options) or follow-on contracts until they become legally enforceable. Depending on the nature of the modification, the Company considers whether to account for the modification as an adjustment to the existing contract or as a separate contract.

For contracts with multiple performance obligations, the transaction price is allocated to each performance obligation based on the estimated standalone selling price of the service underlying each performance obligation. Revenue is recognized as performance obligations are satisfied and the customer obtains control of the service.

For performance obligations in which control does not continuously transfer to the customer, revenue is recognized at the point in time that each performance obligation is fully satisfied.

Milestone payments are recognized as licensing revenue upon the achievement of specified milestones if (i) the milestone is substantive in nature and the achievement of the milestone was not probable at the inception of the agreement; and (ii) the Company has a right to payment. Any milestone payments received prior to satisfying these revenue recognition criteria are recorded as deferred revenue.

Various economic factors affect revenues and cash flows. Services are primarily provided under grants from U.S. Government agencies and a licensing agreement with a commercial entity, with amounts invoiced quarterly or upon the achievement of a milestone and typically being collected within one month.

Research and Development

Research and development costs are expensed as they are incurred and include compensation for scientists, support personnel, outside contracted services, and material costs associated with product development. The Company continually evaluates new product opportunities and engages in intensive research and product development efforts. Research and development expenses include both direct costs tied to a specific contract or grant, and indirect costs.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, and accounts receivable. The Company maintains cash and cash equivalents in accounts with high quality, federally insured financial institutions. At times, the balances in these accounts may be in excess of federally insured limits, including the Federal Deposit Insurance Corporation (FDIC) and the Securities Investor Protection Corporation (SIPC). At December 31, 2023 and 2022, cash and cash equivalents in excess of FDIC limits was $0 and $282,000, respectively. At December 31, 2023 and 2022, cash and cash equivalents in excess of SIPC limits was $7,300,000 and $0, respectively.

For the year ended December 31, 2023, 95% of the Company’s revenue was related to a single contract with a customer. For the year ended December 31, 2022, 85% of the Company’s revenue was related to a single contract (with a different customer than for the year ended December 31, 2023).

Fair Value of Financial Instruments

The Company has adopted ASC Topic 820 for certain financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value.

9

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of inputs that may be used to measure fair value are as follows:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.

●	Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include non-binding market consensus prices that can be corroborated with observable market data, as well as quoted prices that were adjusted for security-specific restrictions.

●	Level 3: Unobservable inputs to the valuation methodology are significant to the measurement of the fair value of assets or liabilities. Level 3 inputs also include non-binding market consensus prices or non-binding broker quotes that we were unable to corroborate with observable market data.

The Company has elected to measure the convertible promissory notes at fair value on a recurring basis.

Redeemable Convertible Preferred Stock

The Company recorded redeemable convertible preferred stock at fair value upon issuance, net of any issuance costs. The Company classified stock that was redeemable in circumstances outside of the Company’s control outside of permanent equity.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of loss carryovers and depreciation differences for financial and income tax reporting. Deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the differences are expected to be recovered or settled.

The Company only recognizes tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statement from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. To date, the Company has not recognized such tax benefits in its financial statements.

Earnings (Loss) Per Share

Basic earnings (loss) per share (“EPS”) of common stock is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.

Diluted EPS give effect to all dilutive potential common shares outstanding during the period using the treasury stock method for stock options and warrants and the if-converted method for redeemable, convertible preferred stock and convertible promissory notes. In computing diluted EPS, the average stock price for the period is used to determine the number of shares assumed to be purchased from the exercise of stock options and/or warrants. Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed in a manner similar to the basic loss per share, except the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of convertible debt and other such convertible instruments. Diluted loss per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.

10

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, the Chief Executive Officer, in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as one operating segment in the United States of America.

Note 2 - Contracts with Customers

Commercial Grant

The Company was performing under a commercial grant during the period August 2022 - December 2023.

All of the grant revenue is recognized over time using the input method as the Company performs under the contract because control of the work in process transfers continuously to the customer.

At December 31, 2023, the Company has substantially completed its obligation under a grant to continue its research and development related to the treatment of neurological disorders and stroke. There were no remaining contract liabilities at December 31, 2023 related to this grant.

Licensing Agreement

In October 2023, the Company entered into a non-exclusive license agreement with Pfizer, Inc. to use the Company’s POZ polymer technology for use in lipid nanoparticle drug delivery formulations. The agreement grants Pfizer non-exclusive rights to certain intellectual property, know-how, and proprietary technologies. Under the terms of the agreement, Pfizer is authorized to develop, manufacture, market, and commercialize products incorporating the licensed technology with respect to a specific POZ polymer structure in one field. The agreement outlines the protection and enforcement of intellectual property rights related to the licensed technology. Pfizer is obligated to use commercially reasonable diligent efforts to develop and commercialize licensed products, and to use such efforts to accomplish specified development and commercial objectives. The Company is not considered the principal under this licensing arrangement. The agreement includes a one-time upfront payment of $3,000,000 which was received in November 2023, milestone payments payable to the Company upon the achievement of specific development, regulatory, and commercial milestones, and a royalty on net sales of products incorporating the licensed technology in accordance with the terms outlined in the license agreement. In accordance with the Company’s revenue recognition policy as described in Note 1, the upfront payment was recognized upon execution of the contract as the performance obligation related to the payment was substantially satisfied. No other milestones or product sales have been achieved as of December 31, 2023.

Note 3 - Fair Value Measurements

The Company had the following liabilities measured at fair value on a recurring basis at December 31, 2023.

	Total	Level 1	Level 2	Level 3
Liabilities:
Convertible promissory notes	$2,983,400	$-	$-	$2,983,400

Total	$2,983,400	$-	$-	$2,983,400

The Company had the following liabilities measured at fair value on a recurring basis at December 31, 2022.

	Total	Level 1	Level 2	Level 3
Liabilities:
Convertible promissory notes	$1,617,000	$-	$-	$1,617,000
Warrant liability	1,076,766	-	-	1,076,766

Total	$2,693,766	$-	$-	$2,693,766

11

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The following is a reconciliation of the beginning and ending balances for the convertible promissory note liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2023 and 2022:

	AgeX-Serina Note	Serina Convertible Notes
Balance as of December 31, 2021	$-	$-
Convertible debt issuance	-	1,350,000
Inception adjustment	-	179,000
Change in fair value	-	88,000
Balance as of December 31, 2022	$-	$1,617,000
Convertible debt issuance	10,000,000	100,000
Inception adjustment	(2,240,000)	-
Notes converted to Series A-5 pref. stock	-	(962,584)
Notes converted to warrants	-	(175,355)
Change in fair value	(4,776,600)	(579,061)
Balance as of December 31, 2023	$2,983,400	$-

The following is a reconciliation of the beginning and ending balances for the warrant liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2023 and 2022:

Balance as of December 31, 2021	$952,648
Change in fair value	124,118
Balance as of December 31, 2022	$1,076,766
Change in fair value	(1,076,766)
Balance as of December 31, 2023	$-

See Note 14 for further information regarding valuation of the warrant liability.

Note 4 - Contract Balances

The beginning and ending contract balances were as follows:

	December 31, 2023	December 31, 2022	December 31, 2021
Deferred revenue	$-	$153,500	$-

Note 5 - Profit Sharing Plan

Serina has established a 401(k) profit sharing plan (the PSP) for all eligible employees of Serina. The PSP provides for eligible employee contributions subject to certain annual Internal Revenue Code limits. For participants who are age 50 or older during any calendar year, additional employee contributions are allowed under the PSP, subject to Internal Revenue Code limits.

Employer contributions, if any, may include matching contributions and profit sharing contributions, both of which are made on a discretionary basis and are subject to service and employment requirements. Employer matching contributions and employer profit sharing contributions vest based on a graded vesting schedule. Serina made no discretionary employer matching or employer profit sharing contributions for the years ended December 31, 2023 and 2022.

12

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 6 - Common Stock

The holders of the common stock are entitled to one vote for each share of common stock on all matters that may be submitted to the holders of common stock of Serina. The holders of common stock shall vote together with the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock as a single class. Serina shall not plan a merger or conversion, sale or dispose of property, or dissolve the Company without the written consent or affirmative vote of the entire single class.

Note 7 - Redeemable Convertible Preferred Stock

Serina has authority to issue 10,000,000 shares of preferred stock with a par value of $0.01 per share. All outstanding preferred stock is redeemable upon a Deemed Liquidation Event and convertible and has been classified as temporary stockholders’ equity at December 31, 2023 and 2022, as the shares are redeemable for cash or other assets upon the occurrence of an event that is not solely within the control of the Company. As of December 31, 2023 and 2022, all outstanding preferred stock was not initially redeemable and was not considered probable of being redeemed upon consideration of the events that would constitute a Deemed Liquidation Event. As such, accrued dividends are not included in the redeemable convertible preferred stock balances.

Redeemable convertible preferred stock was as follows as of December 31, 2023:

Preference Order	Designation	Shares Designated	Shares Issued	Shares Outstanding	Issue Price per Share	Liquidation Preference
#1	Series A Preferred Stock	400,000	400,000	400,000	$5.00	$2,000,000
#2	Series A-1 Preferred Stock	300,000	300,000	300,000	$6.66	$1,998,000
#3	Series A-2 Preferred Stock	1,117,013	1,117,013	1,117,013	$9.93793	$11,085,291
#4	Series A-3 Preferred Stock	499,200	499,200	499,200	$12.50	$6,240,000
#5	Series A-4 Preferred Stock	718,997	718,997	718,997	$13.00	$9,346,961
#6	Series A-5 Preferred Stock	2,000,000	484,918	484,918	$13.00	$5,733,832
		5,035,210	3,520,128	3,520,128		$36,404,084

Redeemable convertible preferred stock was as follows as of December 31, 2022:

Preference Order	Designation	Shares Designated	Shares Issued	Shares Outstanding	Issue Price per Share	Liquidation Preference
#1	Series A Preferred Stock	400,000	400,000	400,000	$5.00	$2,000,000
#2	Series A-1 Preferred Stock	300,000	300,000	300,000	$6.66	$1,998,000
#3	Series A-2 Preferred Stock	1,122,077	1,117,013	1,117,013	$9.94	$11,085,291
#4	Series A-3 Preferred Stock	499,200	499,200	499,200	$12.50	$6,240,000
#5	Series A-4 Preferred Stock	718,997	718,997	718,997	$13.00	$9,346,961
#6	Series A-5 Preferred Stock	2,000,000	367,015	367,015	$13.00	$4,771,248
		5,040,274	3,402,225	3,402,225		$35,441,500

Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock all have the same rights, preferences, powers, privileges, restrictions, qualifications, and limitations.

Dividends

From and after the date of the issuance of any shares of Series A Preferred Stock, Series A-1 Preferred Stock, and Series A-2 Preferred Stock, they accrued dividends at the rate per annum of 6% of the original issue price until June 30, 2019. The dividends accrued from day to day, whether or not declared, compounded annually, were calculated on the basis of a 365-day year, and were cumulative. Effective June 30, 2019, Series A Preferred Stock, Series A-1 Preferred Stock, and Series A-2 Preferred Stock no longer accrued dividends. The holders of the Series A Preferred Stock, Series A-1 Preferred Stock, and Series A-2 Preferred Stock were entitled to receive dividends when and if declared by the Board of Directors. The Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall not accrue dividends. Dividends on Preferred Stock are in preference to and prior to any payment of any dividends on common stock. As of December 31, 2023 and 2022, $10,276,653 in Preferred Stock dividends have been accrued, but not declared. As such, these dividends are not currently an obligation of the Company and are not included in the redeemable convertible preferred stock balances.

13

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Convertibility

Each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder into common stock. The number of shares will be determined by dividing the original issue price by the conversion price of the Preferred Stock. The conversion price initially is the same as the issue price of the Preferred Stock, but may be adjusted based on certain events as provided in the amended Articles of Incorporation.

Liquidation Preference

In the event of Deemed Liquidation Event for Serina (described below), the holders of the various series of Preferred Stock are entitled to receive prior to, and in preference to, any distribution to the holders of common stock or any other class or series of stock ranking on liquidation junior to the series of Preferred Stock they hold, an amount equal to the original issue price plus any accrued dividends (excepting Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock) together with any other dividends declared that have not yet been paid. The preference order is noted above.

The following events will constitute a Deemed Liquidation Event:

a)	The consummation of a plan of merger or conversion in accordance with various sections of Alabama Business Corporation Law (“ABCL”), with some exceptions as provided in the amended Articles of Incorporation;
b)	The sale, lease, exchange, license, or other disposal, in a single transaction or series of related transactions, of all, or substantially all, of the corporation’s property (with or without goodwill), other than in the usual course of business in accordance with Section 10A-2A-12.02 of the ABCL;
c)	Dissolution of the corporation in accordance with Section 10A-2A-14.02 of the ABCLE, or liquidation or winding-up of the business and affairs of the corporation; or
d)	The sale, lease, exchange, license, or other disposal, other than in the usual and regular course of business, of all, or substantially all, of the intellectual property of the corporation in a single transaction or a series of related transactions.

The holders of at least 60% of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock, acting as a single class of stock, may elect that any such events described above shall not be a Deemed Liquidation Event as provided in the amended Articles of Incorporation.

The Series A Preferred Stock liquidation preference, the Series A-1 Preferred Stock liquidation preference, the Series A-2 liquidation preference, the Series A-3 liquidation preference, the Series A-4 liquidation preference, and the Series A-5 liquidation preference shall be on parity with one another. In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock then outstanding and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall share in any distribution of the remaining assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

After the distributions described above have been paid in full, the remaining assets of the Company available for distribution shall be distributed pro-rata to the holders of the shares of common stock.

14

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 8 - Income Taxes

Deferred tax assets and liabilities reflect the effects of tax losses, credits, and the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

At December 31, 2023, the Company had the following carryovers subject to expiration:

Carryover	Amount	Begin to Expire In
1231 loss carryover	$798	2024
Net capital loss carryover	$29,402	2026
NOL carryover – Federal – indefinite life	$13,925,183	N/A
NOL carryover – Federal – subject to expiration	$23,207,997	2027
NOL carryover - state	$36,494,174	2024
Charitable contributions carryover	$25,000	2027
General business credit carryover ESB*	$129,310	2030
General business credit carryover NonESB*	$1,920,911	2026

The Company’s effective tax rate is 0% for the years ended December 31, 2023 and 2022. The Company’s effective tax rate is different than what would be expected if the federal statutory rate was applied to income before income taxes primarily because certain expenses are deductible for financial reporting purposes that are not deductible for tax purposes and valuation allowances applied to the Company’s net deferred tax assets. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The major temporary differences that give rise to the deferred tax assets and liabilities are as follows: NOL carryovers, general business credit carryovers, charitable contribution carryovers, operating and finance lease assets and liabilities, depreciation and amortization, and capitalization of research & development expenses.

Section 174 of the Internal Revenue Code became effective on January 1, 2022. Under this section, research and development expenses are no longer deducted in the year expended, but are required to be capitalized and expensed over five years for tax purposes.

The Company evaluates the recoverability of these future tax deductions and credits by assessing the adequacy of future expected taxable income from all sources, including reversal of taxable temporary differences, forecasted operating earnings and available tax planning strategies. To the extent that management does not consider it more likely than not that a deferred tax asset will be recovered, a valuation allowance is established. The Company has provided a valuation allowance against the deferred income taxes at December 31, 2023 and 2022. The valuation allowance increased by $752,330 during the year ended December 31, 2023.

The components of the deferred income tax asset and liability as of December 31, 2023 and 2022 are as follows:

	December 31, 2023	December 31, 2022
Deferred Tax Assets (Liabilities):
General business credit carryover ESB	$129,310	$129,310
General business credit carryover NonESB	1,920,911	1,824,263
1231 loss carryover	219	219
Net capital loss carryover	8,086	4,805
NOL carryover - Federal	7,797,968	7,399,496
NOL carryover - State	2,372,121	2,308,126
Research and development	580,578	389,339
Charitable contributions carryover	6,875	6,875
Right of use assets - operating leases	(183,174)	(23,307)
Operating lease liabilities	185,395	29,419
Depreciation of property and equipment	23,362	20,776
Total deferred tax asset	12,841,651	12,089,321
Valuation allowance	(12,841,651)	(12,089,321)
Net Deferred Tax Asset	$-	$-

15

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 9 - Leases

The Company leases many of its operating and office facilities for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2028. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. The Company also leases equipment for various terms under long-term, non-cancelable finance lease agreements. These leases expire at various dates through 2025.

The following represents information on leases as of and for the years ended December 31:

	2023	2022
Finance lease cost (including amortization of right-of use assets of $23,349 and $23,349 and interest on lease liabilities of $7,083 and $12,843 in 2023 and 2022, respectively)	$30,432	$36,192

Operating lease expense	208,856	101,399

Total lease cost	$239,288	$137,591
Other information
Weighted average remaining lease term (years) – finance	0.64	1.71
Weighted average remaining lease term (years) – operating	3.32	1.30
Weighted average discount rate - finance leases	11.90%	11.90%
Weighted average discount rate - operating leases	6.67%	6.67%

The following is a maturity analysis of the annual undiscounted cash flows of the lease liabilities as of December 31, 2023:

	Operating Leases	Finance Leases
Year ending December 31, 2024	$258,395	$38,055
Year ending December 31, 2025	212,512	629
Year ending December 31, 2026	158,282	-
Year ending December 31, 2027	116,592	-
Thereafter	9,716	-
Total undiscounted lease payments	755,497	38,684
Less: imputed interest	(81,335)	(1,716)
Total lease obligations	674,162	36,968
Less: current portion	(213,526)	(36,344)
Long-term lease obligations	$460,636	$624

Right of use assets - operating leases obtained in exchange for new operating lease liabilities was $754,960 for the year ended December 31, 2023.

16

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 10 - Property and Equipment

Property and equipment at December 31, 2023 and 2022 consists of:

	December 31, 2023	December 31, 2022
Computer	$29,581	$24,061
Equipment	836,771	353,343
Software	96,517	81,676
Total property and equipment	962,869	459,080
Less: accumulated depreciation	(389,548)	(367,511)
Property and equipment, net	$573,321	$91,569

Depreciation expense for the years ended December 31, 2023 and 2022 totaled $65,399 and $37,923, respectively.

Note 11 - Stock Option Plan

Stock Option Plan Description

In 2007, the Company’s Board of Directors (“the Board”) adopted the Serina Therapeutics, Inc. 2007 Stock Option Plan (the 2007 Plan) that provides for the granting of stock options to employees. The 2007 Plan as amended in March 2014 reserved 2,000,000 shares of common stock for grant. Options are granted at the discretion of the Board. Options granted under the 2007 Plan shall be either incentive stock options (ISOs) or nonstatutory stock options (NSOs), as designated by the Board. The options will be granted at an exercise price set by the Board at the time of grant, but in no event will the price for ISOs be less than 100% of the fair market value of the common stock on the date of the grant, or in the case of an option holder who owns more than 10% of the total combined voting power of all classes of stock of Serina, not less than 110%; and not less than the par value of the common stock at grant, in the case of NSOs.

In 2017, the Serina Therapeutics, Inc. 2007 Plan by its terms expired, except with respect to unexercised stock options outstanding under the 2007 Plan. No future stock options shall be awarded under the 2007 Plan.

In 2017, the Company’s Board adopted the Serina Therapeutics, Inc. 2017 Stock Option Plan (the 2017 Plan) that provides for the granting of stock options to employees. The 2017 Plan reserved 1,000,000 shares of common stock for grant. In 2021, the 2017 Plan was amended to increase the reserved shares to 2,000,000, and then later in 2021 further amended to increase the reserved shares to 2,100,000. Options are granted at the discretion of the Board. Options granted under the 2017 Plan shall be either incentive stock options (ISOs) or nonstatutory stock options (NSOs), as designated by the Board. The options will be granted at an exercise price set by the Board at the time of grant, but in no event will the price for ISOs be less than 100% of the fair market value of the common stock on the date of the grant or in the case of an option holder who owns more than 10% of the total combined voting power of all classes of stock of Serina, not less than 110%; and not less than the par value of the common stock at grant, in the case of NSOs.

Vesting and Exercisability

Stock options are exercisable at such time or times and subject to such terms and conditions as determined by the Board at or after grant. If the Board provides, in its sole discretion, that any stock option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after the grant, in whole or in part, based on such factors as the Board shall determine, in its sole discretion.

The terms of the grants are generally for ten years (or in the case of an option holder who owns more than 10% of the total combined voting power of all classes of stock of Serina, the term shall be five years) and vest over a period of time as determined on the date of the grant.

Stock-Based Compensation

The Company follows the provisions of the FASB ASC 718, Compensation - Stock Compensation (“FASB ASC 718”). FASB ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the financial statements based on their fair value at the grant date.

17

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Valuation and Expense

The Company recognizes compensation expense related to stock options on a straight-line basis over the requisite service period of the awards, which is generally three to four years. The Company estimates the fair value of options on the date of grant using the Black-Scholes-Merton option pricing model. There were no options issued during the years ended December 31, 2023 or 2022.

The Company recorded stock-based compensation expense related to the stock options of $24,325 and $7,110 during the years ended December 31, 2023 and 2022, respectively.

In 2021, all options outstanding as of December 31, 2020 were canceled and replaced, with the exception of 3,300 options, which were not replaced due to termination of the grantee. Total replacement options issued were 1,294,042. Incremental compensation cost of $113 and $878 was recognized during the years ended December 31, 2023 and 2022, respectively, as a result of the accounting for the modification required by FASB ASC 718.

In February 2023, by vote of the Board all remaining unvested options became fully vested. Therefore as of December 31, 2023, the Company had no unrecognized compensation cost related to nonvested stock options.

Details of stock option activity for the years ended December 31, 2023 and 2022 are as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2022	2,012,750	$0.06
Forfeited	(7,000)	0.06
Exercised	(248,934)	0.06

Outstanding at December 31, 2023	1,756,816	$0.06

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2021	2,036,450	$0.06
Exercised	(73,700)	0.06
Granted	50,000	0.06

Outstanding at December 31, 2022	2,012,750	$0.06

The following table summarizes information about stock options exercisable at December 31, 2023:

Exercise Price	Number of Shares Exercisable	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price
$0.06	1,756,816	7.46	$0.06

The following table summarizes information about nonvested stock options for the years ended December 31, 2023 and 2022:

	Nonvested Options	Weighted Average Grant Date Fair Value
Nonvested options at December 31, 2022	548,807	$0.05
Forfeited/cancelled	(1,000)	0.03
Vested	(547,807)	0.04
Nonvested options at December 31, 2023	-	$-

	Nonvested Options	Weighted Average Grant Date Fair Value
Nonvested options at December 31, 2021	656,742	$0.04
Granted	50,000	0.05
Vested	(84,235)	0.04
Exercised	(73,700)	0.03
Nonvested options at December 31, 2022	548,807	0.05

18

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 12 - Stock Warrants

Grants

Warrants for 117,903 Series A-5 Preferred Stock were granted during the year ended December 31, 2023 pursuant to the conversion of the promissory notes as described in Note 15. No warrants were granted during the year ended December 31, 2022.

The warrants contain both put and call options. The Company may call the warrants at any time following the date the warrants become exercisable. Warrants issued prior to 2023 are accounted for as a liability and remeasured to fair value at each reporting period. The liability as of December 31, 2023 and 2022 was $0 and $1,076,766, respectively. The warrants issued in 2023 with a fair value of $175,355 are accounted for as equity pursuant to FASB ASC 815 as they were issued in connection with the conversion of promissory notes to equity.

Vesting and Exercisability

The warrants vest immediately upon grant. All outstanding warrants at December 31, 2023 are exercisable at any time prior to close of business on December 31, 2024.

Valuation and Expense

The Company estimates the fair value of warrants using the Black-Scholes-Merton pricing model with the following assumptions at the reporting date:

	December 31, 2023		December 31, 2022
	Liability Classified	Equity Classified	Liability Classified
Expected volatility	97-98%	99%	89%
Expected term (in years)	0.3	1.5	1.0 - 1.5
Risk-free interest rate	5.26-5.60%	5.09%	4.41% - 4.73%
Expected dividend yield	0.00%	0.00%	0.00%

Expected volatility is estimated using the historical volatility of comparable public entities. The Company estimates the expected term using historical option exercise data to determine the expected employee exercise behavior. The risk-free interest rate is the yield on a U.S. Treasury zero-coupon issue with a remaining term equal to or approximating the expected term of the option at the grant date.

Related to the warrants, the Company recorded a benefit of $1,076,766 due to the decrease in the liability and an expense of $124,118 due to the increase in the liability during the years ended December 31, 2023 and 2022, respectively.

Details of stock warrant activity for the years ended December 31, 2023 and 2022, are as follows:

	Number of Warrants – Liability Classified	Number of Warrants – Equity Classified	Weighted Average Exercise Price
Outstanding at December 31, 2021	367,015	-	$20.00
Outstanding at December 31, 2022	367,015	-	20.00
Granted	-	117,903	20.00
Outstanding at December 31, 2023	367,015	117,903	$20.00

All warrants expire on December 31, 2024. Remaining weighted average contractual life at December 31, 2023 was one year.

19

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 13 - Research and Development

During the year ended December 31, 2023, the Company performed under a grant provided by a corporation via funding provided by a federal government agency to continue its research and development related to treatment of neurological disorders and strokes. The grant is structured such that the Company received $245,000 upon execution of the award in August 2022 which is recognized as revenue as eligible costs are incurred. The Company has recognized all $245,000 of eligible costs and substantially completed the grant performance as of December 31, 2023.

Note 14 - Commitments and Contingencies

The Company is subject to legal proceedings, claims, and litigation arising in the ordinary course of business. In the opinion of management, all such matters would be adequately covered by insurance or accruals or would be such that disposition would not have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

Note 15 - Convertible Promissory Notes

On March 15, 2023, The Company issued a convertible promissory note (the “AgeX-Serina Note”) in the amount of $10,000,000 to AgeX Therapeutics (“AgeX”). The AgeX-Serina Note bears interest at 7% per annum and matures on March 15, 2026. The Company issued the AgeX-Serina Note to provide for general working capital needs. As described in Note 17, the Company and AgeX have entered into a merger agreement. In connection with the issuance of the AgeX-Serina Note, AgeX is entitled to elect one member to the board of directors of the Company and receive certain information and inspection rights as well as participation rights for subsequent equity issuances.

The AgeX-Serina Note has various conversion options. The principal balance of the AgeX-Serina Note with accrued interest will automatically convert into the Company’s preferred stock if the Company raises at least $25,000,000 through the sale of shares of the Company’s preferred stock. The conversion price per share shall be the lower of (a) 80% of the lowest price at which the shares of preferred stock were sold, and (b) a “capped price” equal to $105,000,000 divided by the Company’s then fully diluted capitalization. AgeX has the option to convert the AgeX-Serina Note into the Company’s preferred stock after a sale of the Company’s preferred stock regardless of the amount sold by the Company. AgeX may (i) at its election, upon a change of control (as defined in the AgeX-Serina Note), convert the AgeX-Serina Note in whole or in part into either (a) cash in an amount equal to 100% of the outstanding principal amount of the AgeX-Serina Note, plus interest, or (b) into the highest ranking shares of the Company then issued at a conversion price equal to the lowest price per share at which the most senior series of the Company’s shares has been sold in a single transaction or a series of related transactions through which the Company raised at least $5,000,000 or (ii) if the AgeX-Serina Note remains outstanding as of the maturity date, AgeX may convert the AgeX-Serina Note into the most senior shares of the Company issued at the time of conversion at a conversion price equal to the capped price. Upon the consummation of a merger between the Company and AgeX, the AgeX-Serina Note would remain outstanding and become an intercompany asset of AgeX and an intercompany liability of the Company.

The Company evaluated the AgeX-Serina Note in accordance with ASC Topic 815, Derivatives and Hedging, and determined it contains certain variable share settlement features tied to the price of a future financing which were not considered clearly and closely related to the host instruments. These provisions included automatic conversion upon the event of a Qualified Financing, the Holder’s option to convert the AgeX-Serina Note upon a Non-Qualified Financing, and the Holder’s option to convert or request repayment upon sale of the Company. The AgeX-Serina Note also contains a Change in Control Put and a Default Put which were not clearly and closely related to the host instrument. The Company elected to initially and subsequently measure the AgeX-Serina Note in its entirety at fair value, with changes in fair value recognized in earnings. The fair value inception date adjustment on the instrument is recorded as a component of other income in the Company’s statements of operations.

20

SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The change in fair value of the instrument since inception date is recorded on a separate line item as a component of other income in the Company’s statements of operations.

FASB ASC 825-10-25 allows the Company to elect the fair value option for recording financial instruments when they are initially recognized or if there is an event that requires re-measurement of the instruments at fair value, such as a significant modification of the debt. The Company elected the fair value option because they believed it to be the most appropriate method of encompassing the credit risk and exercise behavior that a market participant would consider when valuing the hybrid financial instrument.

As of March 15, 2023 (inception), the outstanding principal on the AgeX-Serina Note was approximately $10,000,000 and the fair value recorded on the balance sheet was $7,760,000. From March 15, 2023 to December 31, 2023, the change in value was approximately $4,780,000 and was recorded as a component of other income in the Company’s statements of operations.

From June through December 2022, the Company issued interest-bearing Convertible Promissory Notes (the “Serina Convertible Notes”) to various investors in the principal amount of $1,350,000. In February 2023, the Company issued a Serina Convertible Note to an investor in the principal amount of $100,000. In addition, on November 10, 2022, The Company issued a Convertible Promissory Note to a related party investor in the principal amount of $3,650,000 which was repaid in full on December 14, 2022. The Serina Convertible Notes incur interest at 6% per annum and are payable by the Company two years from their issuance date. The Company may not voluntarily prepay the Serina Convertible Notes. Upon a Qualified Equity Financing event in which the Company sells shares of Preferred Stock for aggregate proceeds of at least $15 million, the principal and outstanding interest on the Serina Convertible Notes will automatically convert into shares of the Company’s Preferred Stock issued in the Qualified Financing at a conversion price of the lesser of i) a 20% discount to the price paid by purchasers in the Qualified Financing and ii) the quotient resulted from dividing $100 million by the fully diluted capitalization of the Company immediately prior to the Qualified Financing. If the Company enters into a Non-Qualified Equity Financing (less than $15 million in proceeds), the Holder has the option to convert the Serina Convertible Notes into shares of the Company’s Preferred Stock issued in the Non-Qualified Financing at the price paid per share. The Company may also choose to optionally convert the Serina Convertible Notes into Series A-5 Preferred Stock at a price of $13 per share, and a warrant to purchase shares of Series A-5 Preferred Stock with an exercise price of $20.00, and an expiration date of December 31, 2024. If a Change in Control or an IPO occurs prior to a Qualified Financing, then the Holder has the option to convert outstanding principal and interest into common stock at a price per share equal to an amount obtained by dividing i) the Post-Money Valuation Cap ($100,000,000) by ii) the Fully Diluted Capitalization immediately prior to the conversion. Upon a change in control, the Holder may also elect to require the Company to repay the outstanding principal and accrued but unpaid interest in cash.

The Company evaluated the Serina Convertible Notes in accordance with ASC Topic 815, Derivatives and Hedging, and determined they contained certain variable share settlement features tied to the price of a future financing which were not considered clearly and closely related to the host instruments. These provisions included mandatory conversion upon the event of a Qualified Financing and the Holder’s option to convert the Serina Convertible Notes upon a Non-Qualified Financing. The Serina Convertible Notes also contained a Change in Control Put and a Default Put which were not clearly and closely related to the host instrument. The Company elected to initially and subsequently measure the Serina Convertible Notes in their entirety at fair value, with changes in fair value recognized in earnings. The fair value inception date adjustment on the instrument is recorded as a component of other income in the Company’s statements of operations. The change in fair value of the instrument since inception date is recorded on a separate line item as a component of other income in the Company’s statements of operations.

Because the Serina Convertible Notes are carried in their entirety at fair value, the value of the compound embedded conversion features and the redemption features are embodied in that fair value. The Company estimated the fair value of the hybrid instrument based on a probability weighted cash flow analysis. A Monte Carlo model, which considered the present value of the cash flows under the different scenarios using a credit risk adjusted rate, was considered by management to be the most appropriate method of encompassing credit risk and exercise behavior. Inputs used to value the hybrid instrument at inception (July 19, 2022) included, (i) present value of future cash flows using a credit risk adjusted rate of 16%, (ii) remaining term of approximately 2 years, (iii) volatility of 90% based on the volatility of comparable guideline public companies, (iv) closing stock price on the valuation date, and (v) 70% probability the Serina Convertible Notes will be converted upon a Non-Qualified Financing, at the expected price of the Non-Qualified Financing, and 30% probability the Serina Convertible Notes will be optionally converted at their stated conversion price ($13 per share plus one warrant).

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SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Management expects the probability of a change in control, default, or Qualified Financing event occurring over the remaining term of the Serina Convertible Notes to be minimal. However, this assumption will be considered each reporting period. Material changes due to instrument-specific credit risk are recorded in Other Comprehensive Income with all other changes in value being recorded in net income.

For the year ended December 31, 2023, interest expense associated with the convertible notes was approximately $558,082.

On July 26, 2023, all of the Convertible Promissory Notes described in this Note (excluding the AgeX-Serina Note) previously issued for a total principal amount of $1,450,000 and accrued interest of $82,695 were converted to 117,903 shares of Series A-5 Preferred Stock. In accordance with FASB ASC 470, upon conversion, the carrying value of the debt, $962,584, was recognized in the Series A-5 Preferred Stock balance. As provided for in the note agreements, the holders of the notes also received warrants to purchase an additional 117,903 shares of Series A-5 Preferred Stock (See Note 12).

Note 16 - Net Earnings (Loss) Per Common Share

Net earnings (loss) per common share is calculated in accordance with ASC 260, Earnings Per Share. Basic and diluted net earnings (loss) per common share attributable to common shareholders is calculated as follows for the years ended December 31, 2023 and 2022:

	2023	2022
Basic net earnings (loss) per common share allocable to common shareholders

NUMERATOR
Net income (loss)	$5,269,854	$(2,682,108)
Less: net earnings allocable to participating securities	-	-
Net earnings (loss) allocable to common shareholders	5,269,854	(2,682,108)
DENOMINATOR
Weighted-average shares of common stock outstanding used to calculate basic net earnings (loss) per common share	2,288,377	2,145,002

Basic net earnings (loss) per common share allocable to common shareholders	$2.30	$(1.25)

Diluted net earnings (loss) per common share allocable to common shareholders

NUMERATOR
Net earnings (loss) allocable to common shareholders	$5,269,854	$(2,682,108)
Add back: interest on convertible promissory notes	558,082	-
Net earnings (loss) allocable to common shareholders	5,827,936	(2,682,108)
DENOMINATOR
Weighted-average shares of common stock outstanding used to calculate basic net earnings (loss) per common share	2,288,377	2,145,002
Add: dilutive effect of stock options	1,716,695	-
Add: dilutive effect of warrants	-	-
Add: dilutive effect of common stock issued for convertible promissory notes	-	-
Add: dilutive effect of redeemable convertible preferred stock	-	-
Weighted-average shares of common stock outstanding used to calculate diluted net earnings (loss) per common share	4,005,072	2,145,002
Diluted net earnings (loss) per common share attributable to common shareholders	$1.46	$(1.25)

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SERINA THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The following table sets forth the outstanding potentially dilutive securities that have been excluded in the calculation of diluted net earnings (loss) per common share for the years ended December 31, 2023 and 2022 because to do so would be anti-dilutive:

	2023	2022
Redeemable convertible preferred stock	-	3,402,225
Convertible promissory notes	-	220,008
Stock options	-	2,012,750
Warrants	484,918	367,015
Total anti-dilutive securities	484,918	6,001,998

Note 17 - Merger Agreement

On August 29, 2023, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with AgeX Therapeutics, Inc. and Canaria Transaction Corporation, an Alabama corporation and wholly owned subsidiary of AgeX (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including that the Merger is approved by the stockholders of AgeX and the stockholders of Serina, Merger Sub will be merged with and into Serina, with Serina surviving as a wholly owned subsidiary of AgeX (the “Merger”). There is no assurance the necessary approvals by AgeX stockholders and Serina stockholders will be obtained or that the other conditions to the Merger as provided in the Merger Agreement will be met.
Immediately following the Merger, equity holders of Serina immediately prior to the closing of the Merger are expected to own approximately 75% of the outstanding shares of common stock of the combined company, and stockholders of AgeX immediately prior to the closing of the Merger are expected to own, excluding the impact of the exercise of any of the Post-Merger Warrants or Incentive Warrants described below, approximately 25% of the outstanding shares of common stock of the combined company, in each case, on a fully diluted basis, subject to certain assumptions, including giving effect to a planned reverse stock split and the conversion of AgeX Preferred Stock into shares of AgeX common stock.

Prior to the closing of the Merger, AgeX will issue to each holder of AgeX common stock three warrants (“Post-Merger Warrants”) for each five shares of AgeX common stock held by such stockholder. Each Post-Merger Warrant will be exercisable for one unit of AgeX (“AgeX Unit”) at a price equal to $13.20 (post-reverse split) and will expire on July 31, 2025. Each AgeX Unit will consist of (i) one share of AgeX common stock and (ii) one warrant (“Incentive Warrant”). Each Incentive Warrant will be exercisable for one share of AgeX common stock at a price equal to $18.00 (post reverse split) and will expire on the four-year anniversary of the closing date of the Merger. The terms of each Post-Merger Warrant and Incentive Warrant will be further detailed in the forms of warrant agreements that will be negotiated between the parties prior to the closing of the Merger.

Note 18 – Subsequent Events

Management has evaluated subsequent events through March 21, 2024, the date the financial statements were issued.

In February 2024, the U.S. Securities and Exchange Commission accepted the S-4/S-1 registration statement filing related to the proposed merger described in Note 17.

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